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Exhibit 3.2

BYLAWS OF
INTERNATIONAL MULTIFOODS CORPORATION
(A Delaware Corporation)

ARTICLE I

Meetings of Stockholders

        Section 1.    Annual Meeting.    The annual meeting of the stockholders of International Multifoods Corporation (hereinafter called the "Corporation") for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the third Friday in June in each year, or on such other date as determined by the Board of Directors (hereinafter called the "Board"). The annual meeting shall be held at such time as shall be designated by the Board, the Chairman of the Board, or the President.

        Section 2.    Special Meetings.    Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board or by the Chairman of the Board.

        Section 3.    Notice of Meetings.    Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 4.    Place of Meetings.    Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

        Section 5.    Quorum.    At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

        Section 6.    Organization.    At each meeting of the stockholders, the Chairman of the Board, or in the absence or inability to act of the Chairman of the Board, the Chairman of the Executive Committee, or in the absence of both the Chairman of the Board and the Chairman of the Executive Committee, the President, or in the absence of the President, that Vice President who is present shall preside as shall be determined from time to time by the Board or, in absence of any such determination, that Vice President who is present who is oldest in seniority of service in that office, or if two or more have equal service, who is oldest in age, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, an Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

        Section 7.    Order of Business.    The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

        Section 8.    Voting.    Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Except as otherwise provided by statute, these Bylaws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

        Section 9.    List of Stockholders.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 10.    Inspectors.    The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournments thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

        Section 11.    Stockholder Action.    Except as otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

        Section 12.    Business to be Conducted.    (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the procedures set forth in this Section 12. For business to be properly brought before an annual meeting by a stockholder, such business must be a proper subject for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely for the 2000 annual meeting, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting. To be timely for the 2001 annual meeting and for each annual meeting thereafter, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than thirty (30) calendar days from the prior year, notice by the stockholder to be timely must be so received not later than the later of ninety (90) calendar days prior to such annual meeting or ten (10) calendar days following the day on which public announcement of such meeting is first made. Except to the extent otherwise required by law, in no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder, (iv) any material interest of such stockholder in such business, and (v) such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such business had been proposed by the Board of Directors. Notwithstanding anything in the Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting, and the chairman of the meeting shall refuse to acknowledge the proposal of any such business, except in accordance with the provisions of this Section 12. The officer of the Corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

        (b)   At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

        (c)   Notwithstanding this Section 12, only persons who are nominated in accordance with the procedures set forth in Article Thirteenth of the Certificate of Incorporation shall be eligible for election as directors.

        (d)   For purposes of this Bylaw, "public announcement" shall mean disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 3 of this Article.

ARTICLE II

Board of Directors

        Section 1.    General Powers.    The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

        Section 2.    Number and Qualifications.    The Board shall consist of not less than three nor more than twelve directors. Only the directors, by a vote of a majority of the entire Board or amendment of these Bylaws, shall have the power from time to time to increase or decrease the number of directors to constitute the entire Board; but no decrease in the number of directors shall shorten the term of any incumbent director. Any change in the number of directors which is so made by the Board shall be effective until such number be again so changed by the Board. Each director shall be at least twenty-one years of age. Directors need not be stockholders of the Corporation.

        Section 3.    Election and Term.    Except as provided in Paragraph (6) of Article Thirteenth of the Certificate of Incorporation relating to cumulative voting for the election of directors in certain instances at an annual or special meeting of stockholders, the directors shall be elected at the annual meeting of stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. The directors, other than the directors who may be elected by the holders of any class or series of stock of the Corporation having preference over the Common Stock as to the election of directors under certain specified circumstances, shall be divided into three classes as provided in the Certificate of Incorporation: Class I to hold office initially for a term expiring at the 1986 Annual Meeting of Stockholders, Class II to hold office initially for a term expiring at the 1987 Annual Meeting of Stockholders and Class III to hold office initially for a term expiring at the 1988 Annual Meeting of Stockholders, with such directors to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a three-year term expiring at the annual meeting of stockholders held in the third year following the year of their election. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having preference as to the election of directors under certain circumstances, an increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

        Section 4.    Place of Meetings.    Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

        Section 5.    First Meeting.    The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of

Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article II.

        Section 6.    Regular Meetings.    Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these Bylaws.

        Section 7.    Special Meetings.    Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board.

        Section 8.    Notice of Meetings.    Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 8, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

        Section 9.    Quorum and Manner of Acting.    At all meetings of the Board a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business; provided, however, that

  (i)
  if the Chairman of the Board, if there is then elected and acting a Chairman of the Board, is present at any meeting of the Board; or

  (ii)
  if by reason of catastrophe or emergency due to enemy action or otherwise a majority of the entire Board is not available or capable of acting one-third of the entire Board, but not less in any event than two directors, shall constitute a quorum for the transaction of business at any meeting of the Board.

        The act of a majority of the directors present at any meeting at which there is a quorum, as herein provided, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these Bylaws.

        In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these Bylaws, the directors shall act only as a Board and the individual directors shall have no power as such.

        Section 10.    Organization.    At each meeting of the Board, the Chairman of the Board (or, if there is no Chairman of the Board, or in his absence or inability to act, the President of the Corporation, or, in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

        Section 11.    Resignations.    Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 12.    Vacancies.    Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining terms as that of his or her predecessor. If there are no directors in office, then an election of directors may be held in the manner provided by statutes. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

        Section 13.    Removal of Directors.    A director may be removed only for cause by the affirmative vote of a majority of the Board of Directors or a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose.

        Section 14.    Compensation.    The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 15.    Action Without Meeting.    Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 16.    Telephone Conference Meetings.    The members of the Board or any committee thereof designated by the Board, may participate in a meeting of the Board or any such committee of the Board by means of conference telephone by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 16 of Article II shall constitute presence in person at such meeting.

        Section 17.    Independent Directors.    (a) Majority of Board's Nominees in Annual Proxy Statement for Election to Board of Directors to be Independent. A majority of the individuals to constitute the nominees of the Board of Directors for the election of whom the Board will solicit proxies from the stockholders for use at the Corporation's annual meeting shall consist of individuals who, on the date of their selection as the nominees of the Board of Directors, would be Independent Directors.

        (b)    Directors Elected by Board of Directors.    In the event the Board of Directors elects directors between annual meetings of stockholders, the number of such directors who qualify as Independent Directors on the date of their nomination shall be such that the majority of all directors holding office immediately thereafter shall have been Independent Directors on the date of the first of their nomination or selection as nominees of the Board of Directors.

        (c)    Definition of Independent Director.    For purposes of this Bylaw, the term "Independent Director" shall mean a director who: (i) is not and has not been employed, or whose immediate family member is not or has not been employed in an executive capacity, by the Corporation or its subsidiaries within three years immediately prior to the annual meeting at which the nominees of the Board of Directors will be voted upon; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to the Corporation or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the Corporation or its subsidiaries; (iv) does not have significant personal services contract(s) with the Corporation or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the Corporation or its subsidiaries; (vi) is not an immediate family member of any person described by (ii) through (v); and (vii) meets the requirements for director independence as established from time-to-time by the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. For purposes of this Bylaw, "immediate family member" means a person's spouse, parent, sibling, child, mother or father-in-law, son or daughter-in-law, brother or sister-in-law, and anyone (other than domestic employees) who shares such person's home.

        (d)    Interpretation and Application of This Bylaw.    The Board of Directors shall have the exclusive right and power to interpret and apply the provisions of this Bylaw, including, without limitation, the adoption of written definitions of terms used in and guidelines for the application of this Bylaw (any such definitions and guidelines shall be filed with the Secretary, and such definitions and guidelines as may prevail shall be made available to any stockholder upon written request); any such definitions or guidelines and any other interpretation or application of the provisions of this Bylaw made in good faith shall be binding and conclusive upon all holders of the issued and outstanding capital stock of the Corporation, provided that, in the case of any interpretation or application of this Bylaw by the Board of Directors to a specific person which results in such person being classified as an Independent Director, the Board of Directors shall have determined that such person is independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with such person's exercise of independent judgment as a Board member.

ARTICLE III

Executive and Other Committees

        Section 1.    Executive and Other Committees.    The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more committees, each committee to consist of three or more of the directors of the Corporation. The Board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution shall have and may exercise all powers of the Board in the management of the business and affairs of the Corporation which the Board may lawfully delegate, including the power to declare dividends and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

        Section 2.    General.    A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Special meetings of any committee may also be called by the Chairman of the Board. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 8. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

        Section 3.    Audit, Compensation and Human Resources and Nominating and Corporate Governance Committees.    The Board may, by resolution passed by a majority of the whole Board and in accordance with Section 1 of this Article III, designate an Audit Committee, a Compensation and Human Resources Committee and/or a Nominating and Corporate Governance Committee, each of which shall have such duties as may be assigned by the Board from time to time. Each member of the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee shall be an Independent Director (as that term is defined in Article II, Section 17 (c) of these Bylaws).

ARTICLE IV

Officers

        Section 1.    Number and Qualifications.    All officers of the Corporation shall be elected or appointed by the Board. The officers shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller. The Board may also elect a Chairman of the Board, a Vice Chairman of the Board, a Chairman of the Executive Committee, and one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, and the Board may designate any Vice President as an Executive Vice President, a Senior Vice President, or a Group Vice President. Any two or more offices may be held by the same person. The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, and the President shall be chosen from among the directors, but no other officer need be a director.

        Section 2.    Resignations.    Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 3.    Removal.    Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board, or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

        Section 4.    Vacancies.    A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

        Section 5.    The Chairman of the Board.    The Chairman of the Board shall preside at and be Chairman of all meetings of the stockholders and of the Board, if present. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general supervision and authority over the business and affairs of the Corporation subject to the control of the Board, and he shall perform such other duties as may be prescribed from time to time by the Board. In the absence or inability of the Chairman of the Board to act, or in the event of a vacancy in the office of Chairman of the Board, the President of the Corporation shall have all the rights and powers and shall perform all the duties of the Chairman of the Board as are vested in or required of him by these Bylaws.

        Section 6.    The President.    The President shall be the chief operating officer of the Corporation and shall perform such duties as may be prescribed from time to time by the Chairman of the Board.

        Section 7.    Vice Presidents.    Each Vice President shall perform such duties and have such powers as shall from time to time be prescribed by the Board or as shall from time to time be assigned to him by the Chairman of the Board.

        Section 8.    Secretary.    The Secretary shall act as custodian of the minutes of all meetings of the Board and of the stockholders and any committees of the Board which keep formal minutes, shall have charge of the corporate seal and the corporate minute books and shall make such reports and perform such other duties as may be assigned to him from time to time by the Board or the Chairman of the Board. The Assistant Secretaries, or any of them, shall perform such duties of the Secretary as may from time to time be assigned to them by the Board, the Chairman of the Board, or the Secretary.

        Section 9.    Treasurer.    The Treasurer shall have custody of all moneys and securities of the Corporation, and shall have responsibility for disbursement of the funds of the Corporation and shall make payment of the just demands on the Corporation as may be ordered by the Board, shall invest surplus cash of the Corporation and manage its investment portfolio under the direction of the Board, shall prepare and file tax returns and pay all proper taxes of the Corporation and shall render to the Board from time to time as may be required of him an account of all his transactions and activities as Treasurer. The Treasurer shall also perform such other duties as may be assigned to him from time to time by the Board, the Chairman of the Board or by the Vice President-Finance if there be an officer elected by the Board and serving in that office at the time. The Assistant Treasurers, or any of them, shall perform such of the duties of the Treasurer as may from time to time be assigned to them by the Board, the Chairman of the Board or the Vice President-Finance, if there be an officer elected by the Board and serving in that office at the time, or the Treasurer.

        Section 10.    Controller.    The Controller shall provide and maintain a system of accounts and accounting records of the Corporation, shall prepare from time to time and render to the Board accounts of the financial condition of the Corporation as may be required, shall provide and administer a system of internal financial controls, and shall audit the books, records and affairs of the Corporation. The Controller shall also perform such other duties as may from time to time be assigned to him by the Board, the Chairman of the Board or by the Vice President-Finance if there be an officer elected by the Board and serving in that office at the time. The Assistant Controllers, or any of them, shall perform such of the duties of the Controller as may from time to time be assigned to them by the Board, the Chairman of the Board, the Vice President-Finance if there be an officer elected by the Board and serving in that office at the time, or the Controller.

        Section 11.    Other Officers and Agents.    The Board may from time to time appoint such other officers and agents as it shall deem proper. Each person so appointed shall hold the office to which appointed at the pleasure of the Board and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        Section 12.    Delegation of Authority.    In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties of any of them to such other officer or person as the Board shall determine.

        Section 13.    Officers' Bonds or Other Securities.    If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

        Section 14.    Compensation.    The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to a committee designated by the Board the power to fix the compensation of officers of the Corporation. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

        Section 15.    Voting Corporation's Securities.    The Chairman of the Board shall have full power and authority on behalf of the Corporation, in person or by proxy, to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings, he or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which as the owner thereof the Corporation might have possessed or exercised, if present. The Board may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE V

Indemnification

        Section 1.    Director Liability.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of the proposed amendment of Article FIFTEENTH of the Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section 1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        Section 2.    Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

        Section 3.    Suits by Indemnitees.    If a claim under Section 2 of this Article V is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

        Section 4.    Non-Exclusive Nature of Indemnification.    The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 5.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        Section 6.    Other Designated Persons Entitled to Indemnification.    The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        Section 7.    Indemnification Agreements.    The Corporation shall have the express authority to enter such agreements as the board of directors deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

ARTICLE VI

Deeds, Contract, Checks, Drafts, Bank Accounts, Etc.

        Section 1.    Deeds, Contracts and Other Instruments.    Deeds, mortgages, leases, contracts, and other instruments requiring the signature of the Corporation shall be signed in such manner and by such officer or officers or other person or persons as the Board may from time to time prescribe. Unless authorized by the Board, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

        Section 2.    Checks, Drafts and Notes.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board or by any officer or officers or person or persons authorized to so designate by the Board. Facsimile signatures may be authorized in any such case where authorized by the Board.

        Section 3.    Deposits.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

        Section 4.    General and Special Bank Accounts.    The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VII

Shares, Etc.

        Section 1.    Stock Certificates.    Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, if such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        Section 2.    Books of Account and Record of Stockholders.    The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

        Section 3.    Transfer of Shares.    Transfer of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

        Section 4.    Regulations.    The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

        Section 5.    Lost, Destroyed or Mutilated Certificates.    The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

        Section 6.    Stockholder's Right of Inspection.    No stockholder shall have any right to inspect any book, account, record or other document of the Corporation unless such right shall be conferred upon him by an express statutory provision or by resolution duly adopted by the Board or by the stockholders.

        Section 7.    Fixing of Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII

Catastrophe or Emergency Conditions

        Section 1.    Emergency Management Committee.    Anything in these Bylaws to the contrary notwithstanding, the management of the property and business of the Corporation shall automatically vest in the Emergency Management Committee, hereafter provided for, during any period of catastrophe or emergency due to enemy action or otherwise where as a result a quorum of the Board is not available or capable of acting.

        Section 2.    Selection and Powers.    The Board may from time to time determine who shall be members of the Emergency Management Committee, the number thereof required to constitute a quorum, and the powers which such committee shall have. Unless and until so determined by the Board the following shall apply:

          Members.    The members of the Emergency Management Committee shall consist of all readily available directors and all readily available officers of the Corporation other than Assistant Secretaries and Assistant Treasurers. Two members shall constitute a quorum; and

          Powers.    During the period of catastrophe or emergency and until a quorum of the Board can be convened, the Emergency Management Committee shall have and exercise all powers and duties of the Board in the management of the property and business of the Corporation; provided, however, that such committee shall be without power

            (a)   to fill vacancies in the Board of any committee; or

            (b)   to sell, mortgage or otherwise dispose of all or any substantial portion of the Corporation's assets; or

            (c)   to authorize any contract other than in the ordinary course of business.

        Section 3.    Assumption of Offices During Emergency.    The Board or the Executive Committee may by resolution determine what person or persons shall during any period of emergency or catastrophe, when the office of the President or any other office be vacant or the President or any other officer be absent or unable to act, assume the power and duties of the President or of any other officer of the Corporation, the manner of selecting the same, and under what circumstances and for what duration they shall act. The person or persons so appointed, shall during any such period have and exercise all of the powers and duties of the President or such other office.

        Section 4.    Board of Directors to Resume Control.    The Emergency Management Committee shall attempt to convene a quorum of the Board at the earliest possible date after the occurrence of an event described in Section 1 of this Article VIII. In the event that it appears impossible to convene such a quorum, the Emergency Management Committee shall call a special meeting of stockholders at the earliest practicable date to remove directors who are unable to act and to elect new directors to fill vacancies caused by death or by such removals. As soon as a quorum can be convened, the Board shall resume the management of the property and business of the Corporation, and the Emergency Management Committee shall thereupon be discharged.

        Section 5.    Powers of Board of Directors.    The Board is hereby authorized from time to time to make any other or additional or contrary provisions for the continued management of the property and business of the Corporation during any period of catastrophe or emergency of sufficient severity to prevent the Board from exercising such management as contemplated in these Bylaws.

ARTICLE IX

Offices

        Section 1.    Registered Office.    The registered office of the Corporation in the State of Delaware shall at be 1209 Orange Street, Wilmington, Delaware. The name of the resident agent in charge thereof shall be The Corporation Trust Company.

        Section 2.    Other Offices.    The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as the Board shall from time to time determine or the business of the Corporation may require.

ARTICLE X

Fiscal Year

        The fiscal year of the Corporation shall end on the Saturday nearest to the last day of February in each year unless otherwise determined by the Board.

ARTICLE XI

Seal

        The Board shall provide a corporate seal, which shall be in the form of the name of the Corporation and the words "Corporate Seal, Delaware."

ARTICLE XII

Amendments

        Except for Section 11 of Article I and Sections 3, 12 and 13 of Article II of these Bylaws, these Bylaws may be amended or repealed, or new Bylaws may be adopted, at any annual or special meeting of the stockholders, by a majority of the total votes validly cast thereon provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting. These Bylaws may also be amended or repealed, or new Bylaws may be adopted, by the Board; provided, however, that Bylaws adopted by the Board may be amended or repealed by the stockholders as hereinabove provided. Notwithstanding the foregoing, Section 11 of Article I and Sections 3, 12 and 13 of Article II of these Bylaws shall not be altered, amended or repealed and no provisions inconsistent therewith shall be adopted without the affirmative vote of the holders of 80% of all shares of stock of the Corporation entitled to vote on all matters that may come before each meeting of stockholders, voting together without regard to class.

QuickLinks

BYLAWS OF INTERNATIONAL MULTIFOODS CORPORATION (A Delaware Corporation)
ARTICLE I Meetings of Stockholders
ARTICLE II Board of Directors
ARTICLE III Executive and Other Committees
ARTICLE IV Officers
ARTICLE V Indemnification
ARTICLE VI Deeds, Contract, Checks, Drafts, Bank Accounts, Etc.
ARTICLE VII Shares, Etc.
ARTICLE VIII Catastrophe or Emergency Conditions
ARTICLE IX Offices
ARTICLE X Fiscal Year
ARTICLE XI Seal
ARTICLE XII Amendments